UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 16, 2010

AEGEAN EARTH AND MARINE CORPORATION

 (Exact name of registrant as specified in its charter)

CAYMAN ISLANDS	000-52136	NA
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

71, El. Venizelou Ave. 176 71, Kallithea Athens, Greece

 (Address of principal executive offices, including zip code)

 30-229-907-4665

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Aegean Earth and Marine Corporation (the “Company” or the “Registrant”) has not been a “shell company” since it acquired Aegean Earth S.A. on February 29, 2008.  The Company, however, inadvertently checked the box indicating it was a “shell company” in certain of its periodic filings.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995:

This Current Report contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, demand and acceptance of services, changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

All share and per share information furnished herein regarding the Company, unless otherwise expressly provided, assumes (i) a consolidation (the “Consolidation”) of the ordinary shares, par value $0.00064 per share, of the Company (the “Ordinary Shares”) at the rate of each 5.4 Ordinary Shares being consolidated into 1 Ordinary Share, and (ii) an amendment to the Company’s charter documents (the “Amendment”) increasing the authorized Ordinary Shares to 100,000,000.  Prior to the Consolidation and the Amendment, the authorized share capital of the Company consisted of 78,125,000 Ordinary Shares, par value $0.00064 per share.  The Consolidation and the Amendment will be effectuated as soon as reasonably practical following the Acquisition Closing Date (as defined below).

Acquisition Agreement

On February 9, 2010 (the “Acquisition Closing Date”), Aegean Earth & Marine Corporation, a Cayman Islands corporation (the “Company”), entered into an Acquisition Agreement (the “Acquisition Agreement”) with Temhka S.A., a company organized under the laws of Greece (“Target” or “Temhka”) and all the shareholders of Target (each a “Seller” and collectively the “Sellers”), pursuant to which the Company acquired (the “Acquisition”) all the issued and outstanding capital stock of Target (the “Target Shares”) from the Sellers solely in exchange for 1,623,333 Class B Preference Shares (the “Acquisition Shares” or the “B Shares”), 600,036 of which Acquisition Shares are held in escrow pending the fulfillment by the Company of certain criteria (see “Make Good Escrow Agreement” below).  Each such Acquisition Share converts (the “Conversion”) automatically upon the later to occur of the effective date of (i) the Consolidation or (ii) the Amendment, into ten (10) Ordinary Shares, par value $0.003456 per share (the “Conversion Shares”).  As a result of the Acquisition, the Target became a wholly owned subsidiary of the Company.

As a condition to the closing of the Acquisition (the “Acquisition Closing”), Stavros Mesazos, the controlling shareholder of Target, contributed $4,500,000 to the Target during 2009.

Subsequent to the Acquisition Closing Date, and assuming the Consolidation, the Amendment, the Conversion and the cancellation, redemption and conversion into Ordinary Shares (the “AAF Transactions”) of the Company’s Class A Preference Shares (the “A Shares”) held by Access America Fund, LLP (“AAF”) prior to the Acquisition Closing, the number of issued and outstanding Ordinary Shares of the Company was 18,133,330, consisting of (i) the 16,233,330 Ordinary Shares held by the Sellers, constituting approximately 89.5% of the issued and outstanding Ordinary Shares, and (ii) 1,900,000 Ordinary Shares held by the shareholders of the Company prior to the Acquisition, constituting approximately 10.5% of the issued and outstanding Ordinary Shares.

The Acquisition Closing resulted in a change in control of the Company.  The Acquisition Shares issued to the Sellers were issued pursuant to the exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder and/or Regulation S of the Securities Act.  Each Seller represented that it was an “accredited investor.”

Prior to the consummation of the transactions contemplated under the Acquisition Agreement (the “Acquisition”), Frank DeLape resigned as the Company’s Executive Chairman.  Joseph Clancy remained a member of the Board of Directors of the Company subsequent to the Acquisition Closing, at which time Mr. Mesazos became the Executive Chairman as well as the Chief Operating Officer of the Company and Dimitrios Vassilikos was appointed as its Chief Executive Officer.

The Company will appoint Rizos Krikis (its current Chief Financial Officer), Mr. Vassilikos and Kostas Moschopoulos to its Board of Directors.  The Company agreed to appoint two (2) “independent directors” as defined by the NYSE-AMEX rules and regulations (the “Independent Directors”).  The Independent Directors will be selected by AAI.  Mr. Moschopoulos will when appointed be one of the two Independent Directors.  All such appointments shall take effect as soon as reasonably practicable after the effective date (the “Effective Date”), with such date being the tenth day following February 16, 2010, the date that the Company filed a Schedule 14F-1 with the SEC.

The Company agreed that, for a period of twelve (12) months commencing upon the Acquisition Closing Date, it would not sell more than 10% of its Net Equity without the written consent of AAI, where “Net Equity” means that amount reflected as Shareholders’ Equity of the Company on the most recent financial statements filed with the SEC at such time as the Company elects to sell its securities.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Acquisition Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Make Good Escrow Agreement

As of the Closing Date, the Company, the Sellers, the Purchaser (as defined below) and an escrow agent entered into a Make Good Escrow Agreement (the “Make Good Escrow Agreement”), pursuant to which the Sellers placed 600,636 of their 1,623,333 B Shares (as converted into 6,003,360 Ordinary Shares, the “Escrow Shares”) into escrow for the benefit of the Purchasers, in the event that the Company fails to attain certain financial thresholds (the “Financial Thresholds”), defined as follows:

(i)

“2010 Threshold.”  The threshold for the Company’s 2010 fiscal year is $7.5 million in net income (as determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), consistently applied); and

(ii)

“2011 Threshold.”  The threshold for the Company’s 2011 fiscal year is $14.9 million in net income (as determined in accordance with GAAP).

(a)

2010 Threshold.  If the Company’s net income is at least ten percent (10%) percent less than the 2010 Threshold, the escrow agent shall release to the Purchasers, pro-rata, based upon their relative investments in the Company pursuant to the Purchase Agreement, that number of Escrow Shares equivalent to the percentage by which the Company missed the 2010 Threshold.  For example, if the Company were to miss the 2010 Threshold by 15%, the number of Escrow Shares released to the Purchasers on a pro-rata basis would be 900,954 Ordinary Shares.  In the event the Company misses its 2010 Threshold, and as a result thereof, the escrow agent, releases all and/or a portion of the Escrow Shares to the Purchasers, then each Seller shall (pro rata based upon the total number of B Shares such Seller received in the Acquisition as compared to the total number of such shares issued in the Acquisition), deliver to the escrow agent such number of additional Ordinary Shares in the Seller’s name, so that the escrow agent is holding 6,006,360 Escrow Shares.

(b)

 2011 Threshold.  If the Company’s net income is at least ten percent (10%) percent less than the 2011 Threshold, the escrow agent shall release to the Purchasers, pro-rata, based upon their relative investments in the Company pursuant to the Purchase Agreement, that number of Escrow Shares equivalent to the percentage by which the Company missed the 2011 Threshold.  All Escrow Shares not required to be released to the Purchasers following the release of the Company’s 2011 fiscal year annual financial information, shall be promptly released to the Sellers pro-rata to the number of such shares held received from the Company pursuant to the Acquisition Agreement.

The foregoing description of the Make Good Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Make Good Escrow Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Voting Agreement and Irrevocable Proxy

As of the Closing Date, the Company, the Sellers and certain other signatories thereto (collectively, the “Voting Parties”) entered into a Voting Agreement and Irrevocable Proxy (the “Voting Agreement”), pursuant to which the Sellers agreed to vote their 1,623,333 B Shares, which vote on an “as converted” basis whether or not actually converted into 16,233,330 Ordinary Shares (the “Voting Shares”) as follows:

(a)

Voting.  Each Seller agreed that, at any meeting or written consent of the stockholders of the Company, such Seller will vote all of his, her or its Voting Shares in favor of (i) the Consolidation, (ii) two (2) persons (the “Selected Directors”) nominated by the representative of AAF (the “Representative”) to be elected as members of the Board of Directors of the Company, and (iii) the Amendment.

(b)

Grant of Proxy.  Each Seller appointed the Representative to vote such Seller’s Voting Shares at any meeting or written consent of the stockholders of the Company with respect to (i) the Consolidation; (ii) the election of the Selected Directors as Directors of the Company, and/or (iii) the Amendment.  Each Seller affirmed that the irrevocable proxy is coupled with an interest.

The Voting Agreement will terminate two (2) years from the Closing Date.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Voting Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Securities Purchase Agreement

Following the Acquisition Closing, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Target and AAF (at times referred to as the “Purchaser”) pursuant to which the Company, sold in an initial closing of a private offering (the “Offering”), 1,666,667 Ordinary Shares (the “Purchase Shares”) at a purchase price of $1.50 per Ordinary Share for aggregate gross proceeds of $2,500,000 (the “Initial Purchase Closing” and with the Acquisition Closing, the “Closing”) to AAF.  As part of the Offering, AAF was issued 5-year warrants (the “Warrants”) to purchase the number of Ordinary Shares purchased by AAF in the Offering at the same purchase price per share (the “Warrant Shares”).  The Purchase Shares and Warrants were issued pursuant to the exemptions from the registration requirements of the Securities Act provided under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder and/or Regulation S of the Securities Act.  The Company is continuing the Offering.

Subsequent to the closing of the initial purchase under the Offering (the “Initial Purchase Closing Date” and with the Acquisition Closing Date, the “Closing Date”), and assuming the Consolidation, the Conversion and the AAF Transactions, the number of issued and outstanding Ordinary Shares was 19,799,997, consisting of: (i) 16,233,330 Ordinary Shares held by the Sellers, constituting approximately 82% of the issued and outstanding Ordinary Shares; (ii) 1,900,000 Ordinary Shares held by the shareholders of the Company prior to the Closing Date, constituting  approximately 9.6% of the issued and outstanding Ordinary Shares, and (iii) 1,666,667 Purchase Shares, constituting approximately 8.4% of the issued and outstanding Ordinary Shares.  These figures exclude the Warrant Shares.

Pursuant to the Purchase Agreement, among other things:

(a)

Independent Directors.  The Company agreed to appoint two (2) Independent Directors.  The Independent Directors will be selected by AAI.  All such appointments shall take effect as soon as reasonably practicable after the Effective Date.

(b)

Variable Rate Transactions; Additional Registration Statements.  For a period of two (2) years following the Closing Date, the Company shall not effect any subsequent financing involving a “Variable Rate Transaction.”  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Ordinary Shares at a conversion, exercise or exchange rate or other price that is (A) based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events related to the business of the Company or the market for the Ordinary Shares or (ii) amortizing convertible securities which amortize prior to their maturity date, where the Company is required to or has the option to (or the investor in such transaction has the option to require the Company to) make such amortization payments in Ordinary Shares, or (iii) enters into any agreement, including but not limited to, an equity line of credit whereby the Company may sell securities at a future determined price.

(c)

No Filing of Certain Registration Statements.  The Company will not, between the Closing Date and the date that is ninety (90) days following the effective date of the Registration Statement (see “Registration Rights Agreement” below), file any new registration statement under the Securities Act without the consent of the holders of at least a majority of the Ordinary Shares purchased under the Purchase Agreement except for the Registration Statement to be filed in accordance with the Registration Rights Agreement.

(d)

NYSE-AMEX Listing.  The Company agreed to use its best efforts to (i) file an application with NYSE-AMEX within ninety (90) days following the final Closing Date and (ii) cause its Ordinary Shares to be listed on the NYSE or other national stock exchange no later than 6 months after the final Closing Date.

(e)

Stock Option Plan.  The Company agreed to adopt a Stock Option Plan (the “Stock Option Plan”) applicable to its directors, employees and consultants within ninety (90) days following the final Closing Date, with such Stock Option Plan being approved by the Board of Directors.  The Company also agreed not to issue any compensatory stock options prior to the adoption of the Stock Option Plan and thereafter, shall not issue any compensatory stock options outside of the Stock Option Plan.

(f)

No Stock Splits and/or Consolidations.  Other than the Consolidation, the Company agreed not to effect any forward split and/or consolidation of the Ordinary Shares for two (2) years after the final Closing Date, without the consent of the Purchasers who hold no less than 25% of the Ordinary Shares (other than the Consolidation).

(g)

Certain Equity Sales and Debt Restrictions.  The Company agreed that, for a period of twelve (12) months commencing upon the Initial Purchase Closing Date, it shall not (i) sell more than 10% of its “Net Equity” (as defined above after giving effect to the Acquisition) without the written consent of each of AAF and both of the Independent Directors, or (ii) assume, borrow, guarantee and/or otherwise become obligated for Indebtedness (as defined in the Purchase Agreement) that equals and/or exceeds fifty (50%) percent of its Net Equity.

(h)

The Amendment; The Consolidation.  No later than ninety (90) days following the final Closing Date, the Company shall adopt the Amendment and effectuate the Consolidation.

The Company plans to use the net proceeds from the Offering primarily for working capital.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

As of the Closing Date, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with AAF, pursuant to which it agreed that within sixty (60) calendar days of the Closing Date (the “Filing Date”), the Company will file a registration statement (the “Registration Statement”) with the SEC, on the appropriate form, covering the resale of the (i) the Purchase Shares, (ii) the Escrow Shares, (iii) the Warrant Shares, and (iv) any and all Ordinary Shares issued in respect of the foregoing as a result of stock splits, stock dividends, reclassifications, consolidation, recapitalizations, or other similar events (collectively, the “Registrable Securities”).

The Company agreed to use its best efforts to (a) cause the Registration Statement to be declared effective within one hundred twenty (120) days from the Filing Date, or, if not reviewed by the SEC, within three (3) business days after the date on which the SEC informs the Company that the SEC will not review the Registration Statement, and (b) keep the Registration Statement continuously effective until such date as is the earlier of (i) the date when all Registrable Securities covered by such Registration Statement have been sold or (ii) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Agreement, which is filed as Exhibit 4.4 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Acquisition

On February 9, 2010, the Company in the Acquisition acquired all of the issued and outstanding capital stock of Target from the Sellers pursuant to the Acquisition Agreement in exchange for the Acquisition Shares.  Prior to the Acquisition, there were no material relationships between the Company and Target, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to Item 1.01 above and to the complete text of the Acquisition Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Historical Description of the Company’s Business Operations

The Company was organized under the laws of the Cayman Islands on March 10, 2006, and its wholly owned subsidiary, Aegean Earth S.A., was organized under the laws of Greece in July 2007.  In February 2008, the Company acquired all of the outstanding equity securities of Aegean Earth S.A. from its shareholders.  Prior to the Company’s acquisition of Aegean Earth S.A., it had not generated revenues and its business consisted solely of attempting to identify, investigate and conduct due diligence on potential businesses for acquisition.  Since the acquisition of Aegean Earth S.A., the Company has entered into negotiations for the construction of a number of construction projects in Greece and in northern Africa, but has not commenced any construction projects or entered into any binding agreements to perform a construction project.

The Company’s fiscal year end is December 31, which will continue to be the fiscal year end of the Company subsequent to the Closing Date.

Description of the Temhka Business

General

Temhka was founded by its principal, Stavros Mesazos, in 1986.  Mr. Mesazos is an entrepreneur and mechanical engineer with a degree in Mechanical Engineering from the Athens Technical University in 1986.  In 1979, prior to obtaining his certificate in mechanical engineering, he founded what is presently the Mesazos Group of Companies.  In early 2010, these businesses were consolidated into one operating company, Temhka.  Temhka performs design, construction, and equipping services for companies that operate in the agricultural and other sectors in Greece.  Temhka also prepares economic, technical and feasibility studies and thereafter often assists the client company in applying for European Union grants if it believes the client qualifies for such a grant.

Business

The main business of Temhka has been focused on the design, construction, and outfitting for new factory facilities and for the remodeling and rehabilitation of existing facilities.  Most of Temhka’s clients utilize European Union grants to help pay for these facilities.  In these instances, Temhka prepares a feasibility study and construction plan to be submitted by the client for approval.  Once a study is completed and approved by the relevant governmental body, then Temhka designs and builds the facility to the pre-approved specifications outlined in the grant application.

Method of Approach

Temhka retains a highly specialized staff of fifteen engineers and economists to apply their combined technical and analytical talents to the projects that they are hired to perform.  This effort is divided into two main areas of effort:  feasibility and execution.

Feasibility

During the feasibility stage, Temhka deploys its analysts and engineers to design the subject project, prepares the cost estimates for construction, prepares the pro forma cash flows for operation and submits such project package to the Ministry of Economy and Development in Greece for EU approval for the project.

Execution

During the execution stage, Temhka acts as the prime contractor in the construction and provision of the requisite equipment for the project.  Temhka manages the entire construction process, including the sourcing of materials, hiring of subcontractors, and maintaining of budgets and timelines through the process.  Temhka typically manages the sourcing and installation of any necessary equipment to be installed in the plant as well.  Upon completion of the project, the client receives a facility that is ready to operate immediately.

Financial Statements

Certain financial statements of the Target, including the notes thereto and report of the independent auditors thereon, are filed or furnished with this report as set forth in Item 9.01 hereof.

Risk Factors

This Current Report contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, demand and acceptance of services, changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and other risks defined in this document and in statements filed from time to time with the SEC. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Risks Related to the Company

The Company may require additional capital to pursue its business plan.

The Company has financed its operations since inception through funds raised in private placements.  The Company received $2,500,000 in connection with the initial Closing of the Offering. The Company believes it may to need to obtain additional private or public financing including debt or equity financing to, among other things, fund certain construction projects or for general working capital purposes. Any additional equity financing may be dilutive to stockholders and any such additional equity securities may have rights, preferences or privileges that are senior to those of the Ordinary Shares. Debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on the Company’s operating flexibility.  There can be no assurance that additional funds will be available when and if needed from any source or, if available, will be available on terms that are acceptable to the Company.  Further, the Company may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs.   The Company’s ability to obtain needed financing may be impaired by such factors as the capital markets, the lack of a market for the Ordinary Shares, and the Company’s lack of profitability, which could impact the availability or cost of future financings. If the amount of capital the Company is able to raise from financing activities, together with its revenue from operations, is not sufficient to satisfy the Company’s capital needs, the Company may be required to reduce or cease operations.

The Company’s future success depends on retaining its existing key employees.

The Company’s future success depends to a significant degree on the continued service of the Company’s executive officers and other key employees, particularly Stavros Mesazos, the Chief Operating Officer and Executive Chairman and Dimitrios Vassilikos, the Chief Executive Officer.  Messrs. Mesazos and Vassilikos have experience in and knowledge of the construction industry in Greece and the loss of either or both of these individuals could have a material adverse impact on the Company’s ability to compete in the construction industry in Greece.  The Company does not have key-person insurance on any of its employees.  Although the Company intends to enter into employment contracts with such persons, to date no such employment contracts have been entered into.  No assurances can be given that the Company will be able to employ and/or keep key executive officers. The loss of the services of any of the Company’s executive officers, or other key employees could make it more difficult to successfully operate the business and pursue the growth strategy, which could have a material adverse effect on the Company’s results of operations.

The Company’s quarterly operating results may be volatile in the future

The Company’s quarterly operating results may vary significantly in the future. Fluctuations in quarterly financial performance may result from, for example:

.

unevenness in demand and orders for the Company’s products and services; and

.

significant short-term capital expenses for construction projects.

Because of such fluctuations, the Company’s sales and operating results in any fiscal quarter may be inconsistent, may not be indicative of future performance and may be difficult for investors to properly evaluate.

Some of the Company’s officers and directors reside outside of the United States which could make it difficult to enforce potential civil liabilities and judgments.

Stavros Mesazos, the Chief Operating Officer and Executive Chairman and Dimitrios Vassilikos, the Chief Executive Officer, are residents of countries other than the United States, and all of the Company’s assets are located outside the United States.  As a result, it may not be possible for investors to effect service of process within the United States upon such persons or enforce in the United States against such persons judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal securities laws or state securities laws.

You may not be able to enforce your claims in the Cayman Islands or Greece.

The Company is a Cayman Islands corporation and Temhka is a Greek company. There can be no assurance that a Cayman Islands or Greek court would not deem the enforcement of foreign judgments requiring the Company to make payments outside of the Cayman Islands or Greece to be contrary to the Cayman Islands or Greek public policy and/or enforceable.

Risks Related to the Business

Difficult conditions in the worldwide and European economy, particularly the Greek economy, may adversely affect the Company’s ability to complete acquisitions, receive additional financing, and may decrease the number of projects available for bid.

The difficult worldwide economic conditions, particularly in Greece, may significantly decrease the Company’s ability to be retained to prepare feasibility studies, to build such facilities and to find and complete construction projects as well as synergistic and accretive acquisitions, all of which is an integral part of the Company’s business plan.  The lack of liquidity in the debt and equity markets may also negatively affect the Company’s ability to raise additional funds for acquisitions and to fund its projects.  Without additional financing, the Company may not have the ability to purchase the necessary raw materials to complete any of its intended projects.  Additionally, the number of potential projects available may significantly decrease if the global recession continues.  All of these factors may have a material adverse effect on the Company’s financial condition and results of operations.

An integral part of the Company’s business plan involves acquisitions which may or may not be completed.

Although it has no current acquisition agreements and/or understandings to effect any such acquisition, the Company may effectuate acquisitions beyond that of Temhka as part of its business strategy to enter into the construction market in Greece and elsewhere.  These acquisitions may include the acquisition of operating licenses necessary for the Company to participate in certain types of projects.  There can be no assurances that the Company will complete any acquisitions other than that of Temhka.  If the Company fails to complete such acquisitions, it could have a material adverse effect on its financial condition and results of operations.

The Company’s success will depend upon its ability to successfully bid on and timely complete construction projects, which involves a high degree of risk.

The construction business is subject to substantial risks, including, but not limited to, the ability to successfully bid on and be awarded favorable potential construction projects.  Further, if the Company is successful in bidding on construction projects, its ability to complete such construction projects is subject to a number of additional risks, including, but not limited to, availability and timely receipt of zoning and other regulatory approvals, available capital, available labor, compliance with local laws and the ability to obtain financing on favorable terms.  These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent the start and/or the completion of construction activities once undertaken, any one of which could have a material adverse effect on the Company’s financial condition and results of operations.

The construction business is subject to a number of risks outside of the Company’s control.

The construction industry is highly cyclical by nature and future market conditions are uncertain.  Factors beyond the Company’s control can affect its business.  Factors which could adversely affect the construction industry, many of which will be beyond the Company’s control, include but are not limited to:

•

the availability and cost of financing for the Company’s customers;

•

unfavorable interest rates and increases in inflation;

•

overbuilding or decreases in demand;

•

changes in national, regional and local economic conditions;

•

cost overruns, inclement weather, and labor and material shortages;

•

the impact of present or future environmental legislation, zoning laws and other regulations;

•

availability, delays and costs associated with obtaining permits, approvals or licenses necessary to develop property;

•

increases in taxes or fees;

•

governmental funding;

•

local law; and

•

available labor and negotiations with unions.

Product liability litigation and claims that may arise in the ordinary course of the Company’s business may be costly and could adversely affect its business.

The Company’s construction business is subject to construction defect and product liability claims arising in the ordinary course of business. These claims are ordinary in the construction industry and can be costly. Among the claims for which developers and builders have financial exposure are mold-related property damage and bodily injury claims. Damages awarded under these suits may include the costs of remediation, loss of property and health-related bodily injury. In response to increased litigation, insurance underwriters have attempted to limit their risk by excluding coverage for certain claims associated with pollution and product and workmanship defects. The Company may be at risk of loss for bodily injury claims in amounts that exceed available limits on its comprehensive general liability policies. In addition, the costs of insuring against construction defect and product liability claims, if applicable, are high and the amount of coverage offered by insurance companies is limited. There can be no assurance the Company will be able to obtain insurance or if obtained, that the coverage will not be restricted and become more costly. If the Company is not able to obtain adequate insurance, it may experience losses that could negatively impact its business.

The Company is subject to governmental regulations that may limit the Company’s operations, increase its expenses or subject it to liability.

The Company is subject to Greek (as well as those of other countries where it does business, including the European Economic Union) laws, ordinances and regulations that may concern, among other things:

•

environmental matters, including the presence of hazardous or toxic substances;

•

wetland preservation;

•

health and safety;

•

zoning, land use and other entitlements;

•

building design, and

•

density levels.

In developing any project, the Company may be required to obtain the approval of numerous Greek governmental authorities (and others) regulating matters such as:

•

installation of utility services such as gas, electric, water and waste disposal;

•

the dedication of acreage for open space, parks and schools;

•

permitted land uses, and

•

the construction design, methods and materials used.

The Company may at times not be in compliance with all regulatory requirements. If the Company is not in compliance with regulatory requirements, it may be subject to penalties or forced to incur significant expenses to cure any noncompliance. In addition, some of the land that the Company may acquire may not have received planning approvals or entitlements necessary for planned or future development. Failure to obtain entitlements necessary for development on a timely basis or to the extent desired would adversely affect the Company’s business.

Increased insurance risk could negatively affect the Company’s business.

Insurance and surety companies may take actions that could negatively affect the Company’s business, including increasing insurance premiums, requiring higher self-insured retentions and deductibles, requiring additional collateral or covenants on surety bonds, reducing limits, restricting coverage, imposing exclusions, and refusing to underwrite certain risks and classes of business. Any of these would adversely affect the Company’s ability to obtain appropriate insurance coverage at reasonable costs which would have a material adverse effect on the Company’s business.

The construction industry is highly competitive.

The Company believes that it will be subjected to significant competition from other entities engaged in the business of commercial and infrastructure construction. Some of the world's most recognized construction and engineering firms operate in Greece and the surrounding countries.  Many of these companies possess significantly greater financial, marketing and other resources than the Company does.  Moreover, as (and if) additional governmental funding becomes available and if the construction business becomes more lucrative, other entities may elect to engage in such business, which entities would also then compete with the Company.

Risks Related to the Ordinary Shares

If the Company is a controlled foreign corporation, you may be subject to certain adverse U.S. federal income tax consequences, including having to include undistributed earnings in your gross income and/or not being able to take advantage of capital gains treatment in a sale of ordinary shares.

Under Section 951(a) of the Internal Revenue Code (the “Code”), each “United States shareholder” of a “controlled foreign corporation” (“CFC”) must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income,” even if no income is actually distributed to the “United States shareholder.” In addition, gain on the sale of stock in a CFC realized by a “United States shareholder” is treated as ordinary income, potentially eligible for the reduced tax rate applicable to certain dividends, to the extent of such shareholder’s proportionate share of the CFC’s undistributed earnings and profits accumulated during such shareholder’s holding period for the stock. Section 951(b) of the Code defines a “United States shareholder” as any U.S. corporation, citizen, resident or other U.S. person who owns (directly or through certain deemed ownership rules) 10% or more of the total combined voting power of all classes of stock of a foreign corporation. In general, a foreign corporation is treated as a CFC only if such “United States shareholders” collectively own more than 50% of the total combined voting power or total value of the foreign corporation’s shares. Although the Company following this Offering does not expect to be a CFC, there can be no assurance that the Company will not become a CFC in the future.  If the Company is treated as a CFC, the Company’s status as a CFC should have no adverse effect on any stockholder of the Company that is not a “United States shareholder.”

If the Company is considered a Passive Foreign Investment Company, you may be subject to certain adverse U.S federal income tax consequences, including subjecting US shareholders to additional taxes.

Special adverse U.S. federal income tax rules apply to U.S. holders of equity interests in a non-U.S. corporation classified as a “passive foreign investment company” (“PFIC”).  These rules apply to direct and indirect distributions received by U.S. shareholders with respect to, and direct and indirect sales, exchanges and other dispositions, including pledges of shares of stock of a PFIC.  A foreign corporation will be treated as a PFIC for any taxable year if at least 75% of its gross income (including a pro rata share of the gross income of any company in which the Company is considered to own twenty five (25) percent or more of by value) for the taxable year is passive income or at least 50% of its gross assets (including a pro rata share of the assets of any company of which the Company is considered to own twenty five (25) percent or more of by value) during the taxable year, based on a quarterly average of the assets by value, produce, or are held for the production of, passive income.

The Company believes that it will not be a PFIC for its current taxable year and does not anticipate becoming a PFIC in future taxable years.  A foreign corporation’s status as a PFIC, however, is a factual determination that is made annually, and thus may be subject to change.  If the Company were a PFIC in any taxable year, each U.S. holder, in the absence of an election by such holder to treat the Company as a “qualified electing fund” (a “QEF Election”) would, upon certain distributions by the Company or upon disposition of the Ordinary Shares (possibly including a disposition by way of gift or exchange in a corporate reorganization, or the grant of the stock as security for a loan) at a gain, be liable to pay U.S. federal income tax at the highest tax rate on ordinary income in effect for each period to which the income is allocated plus interest on the tax, as if the distribution or gain and deem recognized ratably over the U.S. holder’s holding period for the Ordinary Shares while the Company was a PFIC.  Additionally, the Ordinary Shares of a decedent U.S. holder who failed to make a QEF Election will generally be denied the normally available step-up of the tax basis for such Ordinary Shares to fair market value at the date of death and, instead, would have a tax basis equal to the decedent’s tax basis, if lower, in the Ordinary Shares.  U.S. holders should consult their tax advisers on the consequences of an investment in Ordinary Shares if the Company were treated as a PFIC.

The Company is authorized to issue up to 100,000,000 Ordinary Shares and 20,000,000 Preference Shares, the issuance of which could, among other things, reduce the proportionate ownership interests of current stockholders.

The Company is authorized to issue up to 100,000,000 Ordinary Shares and 20,000,000 Preference Shares.  Of this authorized capital stock, the Company has 19,799,997 Ordinary Shares issued and outstanding, including the 16,233,330 Ordinary Shares into which the B Shares are convertible but excluding any additional Ordinary Shares that may be sold in the Offering.  Consequently, the Company has many authorized but unissued shares.

The Board of Directors has the ability, without seeking stockholder approval, to issue additional Ordinary Shares and/or Preference Shares in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional Ordinary Shares and/or Preference Shares in the future will reduce the proportionate ownership and voting power of the Ordinary Shares held by existing stockholders.  Further, the Board of Directors is empowered, without stockholder approval, to issue Preference Shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Ordinary Shares. In the event of such issuance, the Preference Shares could be used as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company and thereby prevent stockholders from receiving the maximum value for their shares.

There is presently no active trading market for the Ordinary Shares.

There is no active trading market for the Ordinary Shares or any of the Company’s other securities.  Although the Ordinary Shares are eligible for quotation on the Over-The-Counter Bulletin Board (the “OTC BB”) under the symbol “AEGZF,” to date there has been extremely limited trading of the Ordinary Shares and there can be no assurance as to when or if the Ordinary Shares will become actively traded.  If an active trading market does not develop or continue, you will have limited liquidity and may be forced to hold your investment in the Ordinary Shares for an indefinite period of time.  The Company has no intention of registering the Warrants under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or to have them made available for public trading on any medium.

Further, the OTC BB is an inter-dealer, over-the-counter market that provides significantly less liquidity than national securities exchanges. Quotes for shares included on the OTC BB are generally difficult to obtain and holders of securities quoted thereon may be unable to resell their securities at or near their original acquisition price or at any price. Market prices for the Ordinary Shares would even if quoted on the OTC BB be influenced by a number of factors, including:

.

the issuance of new equity securities pursuant to future offerings;

.

changes in interest rates;

.

competitive developments, including announcements by the Company’s competitors;

.

new services or significant acquisitions;

.

strategic partnerships, joint ventures or capital commitments;

.

variations in quarterly operating results;

.

change in financial estimates by securities analysts;

.

the depth and liquidity of the market for the Ordinary Shares; and

.

general economic and other national and international conditions.

The concentration of ownership of the Ordinary Shares with insiders and their affiliates is likely to limit the ability of other stockholders to influence corporate matters.

Approximately 70.9 % of the outstanding Ordinary Shares are under the control of certain of the Company’s directors and executive officers and their affiliates.  As a result, these persons will have the ability to exercise control over all matters requiring approval by the Company’s stockholders, including, but not limited to, the election of directors and approval of significant corporate transactions.  This concentration of ownership might also have the effect of delaying or preventing a change in control of the Company that might be viewed as beneficial by other stockholders or discouraging a potential acquirer from making an offer to stockholders to purchase their Ordinary Shares in order to gain control of the Company.

Many of the Ordinary Shares will in the future be available for resale. Any sales of the Ordinary Shares, if in significant amounts, are likely to depress the market price of these shares.

There are presently very few freely tradable Ordinary Shares.  However, the Company intends to register all the Escrow Shares, all the Purchase Shares sold in the recently completed Offering as well as the Warrant Shares.  Further, the Company intends to continue the Offering and could if the Offering is sold in its entirety issue (i) 1,333,333 additional Purchase Shares and (ii) 1,333,333 additional Warrant Shares.  The Company presently has no Ordinary Shares reserved for issuance pursuant to exercise of options but may issue such options in the future and register the underlying shares on Form S-8 or other form.  While the Company is presently unable to determine the number of such shares, the figure may be substantial.

The Ordinary Shares issued and outstanding that are not freely tradable are “restricted securities” as defined under Rule 144 of the Securities Act, the vast majority of which are owned by the Company’s officers, directors and other “affiliates.” These persons may only sell their shares, absent registration, in accordance with the provisions of Rule 144 (if at all). Restricted securities may only be publicly sold pursuant to a registration under the Securities Act, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act. Rule 144 entitles each person holding restricted securities for a period of one year to sell an amount of shares which does not exceed the greater of 1% of the shares of the Ordinary Shares outstanding every three months in ordinary brokerage transactions or, assuming the Ordinary Shares are then traded on Nasdaq or a national securities exchange, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of the Company’s affiliates’ Ordinary Shares, may have an adverse effect on the market price of the Ordinary Shares, and may hinder the Company’s ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

Recent Securities and Exchange Commission interpretations of rules relating to registration of securities acquired in private placements could adversely affect the Company’s ability to raise capital.

Management of the Company believes that the staff of the SEC has relatively recently taken the position with respect to recently filed shelf registration statements covering selling stockholder stock that if a significant percentage of the issuer’s outstanding restricted securities are being registered, the selling stockholders are deemed to be underwriters who must sell into the market at a fixed price. In addition, for selling stockholder shelf offerings related to stock underlying convertible securities, management of the Company believes that some of the staff has indicated in comment letters that the registration statements cannot be filed until the convertible security has been converted. The SEC has not, to the Company’s knowledge, issued any specific guidance or interpretation on this issue, which may also restrict an issuer’s ability to register shares issued to a “promoter.” However, these positions regarding selling stockholder registration statements could severely restrict the Company ability to raise capital through private offerings, whether management’s belief is correct or not since there is a perception in the investment community that the fears may be well founded. Potential financing sources, such as funds and wealthy private investors, may re-think their investment strategies and not want to invest in small public companies where they are restricted in this manner from liquidating their investments through registration and resale of their securities. As a result, the Company’s cost of capital may increase or the Company may not be able to access private investments at all.

Because the Company does not intend to pay any dividends, holders of the Ordinary Shares must rely on stock appreciation for any return on their investment.  The Company has not paid any dividends on the Ordinary Shares and does not intend to declare and pay any dividends on the Ordinary Shares. Earnings, if any, are expected to be retained to finance and expand the Company’s business.

Directors and Executive Officers, Promoters and Control Persons

Prior to the consummation of the Acquisition, Frank DeLape resigned as the Company’s Executive Chairman.  Joseph Clancy remained a member of the Board of Directors of the Company subsequent to the Acquisition Closing, at which time Mr. Mesazos became the Executive Chairman as well as the Chief Operating Officer of the Company and Dimitrios Vassilikos was appointed as its Chief Executive Officer.  The Company will appoint Rizos Krikis (its current Chief Financial Officer), Mr. Vassilikos and Kostas Moschopoulos to its Board of Directors; all such appointments shall take effect as soon as reasonably practicable after the Effective Date.

The names of our current officers and directors, as well as certain information about them are set forth below:

Name	Age	Position(s)

Joseph Clancy	67	Director

Rizos P. Krikis	43	Chief Financial Officer

Stavros Mesazos	55	Chief Operating Officer and Executive Chairman

Dimitrios Vassilikos	42	Chief Executive Officer

The names of our officers and directors subsequent to the Effective Date, as well as certain information about them are set forth below:

Name	Age	Position(s)

Stavros Mesazos	55	Chief Operating Officer and Executive Chairman

Dimitrios Vassilikos	42	Chief Executive Officer and Director

Rizos P. Krikis	43	Chief Financial Officer and Director

Joseph Clancy	67	Director

Kostas Moschopoulos	55	Director

Stavros Mesazos, Executive Chairman of the Board of Directors, Chief Operating Officer.  Mr. Mesazos has over thirty years of experience in the construction industry and is the founder of his own construction companies, which began operations in 1977.  A graduate of Athens Polytechnic Institute and is a licensed mechanical engineer.  Throughout his career, Mr. Mesazos has been instrumental in the design and construction of a variety of structures utilized in a number of industries.

Dimitrios Vassilikos, Chief Executive Officer.  Mr. Vassilikos has twenty years experience in the securities analysis, private equity, and portfolio consulting.  In 1990, he formed a broker dealer in the Athens market, and in 1999 had a seat on the New York Stock Exchange.  Since 2003, Mr. Vassilikos has been focused on facilitating private equity transactions for a number of companies.  Mr. Vassilikos received his degree from the University of Macedonia.

Rizos Krikis, Chief Financial Officer. Mr. Krikis was appointed Chief Financial Officer of the Company on February 29, 2008 after serving as chief financial officer of Aegean Earth S.A. between 2007 and such date.  From 2004 to 2007, Mr. Krikis was the chief financial officer of Cosmotelco Telecommunications (“Cosmotelco”) in Greece.  Prior to Cosmotelco, Mr. Krikis was a senior manager for the Emporiki Private Equity and Venture Capital Fund, where he was responsible for the initial investment decision and ongoing monitoring of the Fund’s portfolio investment.  Mr. Krikis has a number of years of experience in the financial industry and has served in multiple capacities both in industry and private equity.  Mr. Krikis also was a consultant from the Greek Trade Commission in New York.  He graduated with both his Bachelor’s and Master’s degrees in Business Administration from Baruch College in New York, and is fluent in both English and Greek.

Joseph Clancy, Director.  Mr. Clancy was appointed a director of the Company on February 29, 2008.  Prior thereto, Mr. Clancy was a manager of Aegean Earth, S.A. since its inception in July 2007.  Mr. Clancy is an experienced professional in both private equity and construction and development.  Since June 2006, he has served as one of the National Representatives of AAI in Greece and Cyprus.  From February 2003 to May 2006, he served as a consultant/advisor for Vibrant Capital Corporation in New York, where he oversaw the implementation of a life settlement acquisition program to secure a bond issued under the securities laws of Luxembourg and also implemented two private placement programs of investments in conjunction with that asset class.  Prior thereto, from January 2002 to February 2003, he served as a director in Oriri Holdings, S.A., of Oslo, Norway, where he oversaw the implementation of international marketing operations for content for mobile phones throughout the EU market.  Mr. Clancy has also overseen the construction, master planning, and development of numerous properties, including an 800 acre mixed use area in Colorado.   He has also served as the chief operating officer of DiaChi Corporation and Prime Financial Services Group of London.  Mr. Clancy graduated with a B.Sc. in Engineering from the United States Naval Academy in Annapolis, Maryland.  He served as a Captain in the U.S. Marine Corps from 1963-1967 and was decorated for valor for his service in Vietnam.

Kostas Moschopoulos, Director.  Mr. Moschopoulos has over fifteen years experience as an independent economic and tax consultant for a variety of companies.  Prior thereto, he served as a financial analyst and accountant for a number of companies, including Vogue A.E. and Alpha Bank.  Mr. Moschopoulos received his B.A. in Economics from the University of Macedonia in 1980.

The Employment Agreements.  As soon as reasonably practical, the Company intends to enter into an (i) employment contract with Mr. Mesazos, pursuant to which Mr. Mesazos shall be employed as the Chairman and Chief Operating Officer of the Company, and (ii) employment agreement with Mr. Dimitrios Vassilikos pursuant to which Mr. Vassilikos shall be employed as the Chief Executive Officer of the Company and the Target, all on terms acceptable to AAF (the “Employment Agreements”).  It is intended that the Employment Agreements shall have non-compete, non-solicitation and other clauses of a similar nature, including agreements to devote substantially all of his working time to the business of Target.

Family Relationships.  Stavros Mesazos is the father of Haris Mesazos and Kostas Mesazos.  Other than the foregoing, there are no family relationships among the Company’s directors, officers, promoters or control persons.

Involvement in Certain Legal Proceedings. Except as set forth herein, to the best knowledge of the Company, no officer, director or 5% or greater shareholder of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

Stock Option Plans

The Company intends to implement a stock option plan for its executives in the next twelve months.

Board Committees

The Board of Directors has no separate committees; however, it currently intends to implement an Audit Committee in the future.  The Board of Directors acts as the Compensation Committee.  The Company is not a “listed company” under SEC rules and is, therefore, not required to have a Compensation Committee comprised of independent directors.

Director Independence

The Board of Directors does not believe that any of the members of the Board of Directors prior to the Effective Date qualify as independent under the rules of any of the national securities exchanges, but anticipates that one director to be appointed as of the Effective Date, Mr. Moschopoulos, will so qualify upon such appointment.  For purposes hereof, an “independent director,” shall have the meaning described in the NYSE-AMEX rules and regulations.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information taking into account the transactions discussed above regarding the beneficial ownership of the Ordinary Shares by: (i) each person who, to the Company’s knowledge, beneficially owns 5% or more of the Ordinary Shares; (ii) each of the Company’s directors and “named executive officers,” and (iii) all of the Company’s executive officers and directors as a group.  As of the date of this Current Report on Form 8-K (including the Acquisition, the Conversion, the Consolidation, the AAF Transactions and the Offering) there were an aggregate of 19,779,997 Ordinary Shares issued and outstanding.  Such amount does not include the Warrant Shares.

Name and address of Beneficial Owner	Number of Shares	Percent of Shares (1)
Directors and Named Executive Officers (2):

Stavros Mesazos (3)	12,499,670	63.1%

Dimitrios Vassilikos (4)	250,000	*

Joseph Clancy (5)	0	*

Rizos P. Krikis	0	4.9%

Kostas Moschopoulos (6)	0	4.9%

All directors and named executive officers as a group (5 persons)	14,040,337	70.9%

5% or Greater Beneficial Owners
Stavros Mesazos (3)	12,499,670	63.1%

Haris Mesazos (7)	2,922,000	14.8%

Kostas Mesazos (8)	2,922,000	14.8%

Access America Fund, L.P. (9) 1800 West Loop South Houston, TX 77027	4,315,973	20.1%

* Less than one percent (1%).

(1)

Beneficial ownership is calculated based on the 19,779,997 Ordinary Shares outstanding as of the date hereof, together with securities exercisable or convertible into Ordinary Shares within sixty (60) days of the date hereof for each stockholder.  Beneficial ownership is determined in accordance with Rule 13d-3 of the SEC. The number of Ordinary Shares beneficially owned by a person includes Ordinary Shares issuable upon conversion of securities and subject to options or warrants held by that person that are currently convertible or exercisable or convertible or exercisable within sixty (60) days of the date hereof.  The Ordinary Shares issuable pursuant to those convertible securities, options or warrants are deemed outstanding for computing the percentage ownership of the person holding such convertible securities, options or warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)

Unless otherwise specified, the address for the directors and named executive officers is c/o Temhka, S.A. at c/o The Mesazos Group of Companies, 5 HXOUS Street, Athens, Greece 11146.

(3)

Stavros Mesazos was issued 6,655,670 Ordinary Shares as consideration for his Target Shares in the Acquisition.  Such number of shares also includes 5,844,000 shares owned in the aggregate by Haris Mesazos and Kostas Mesazos, the two sons of Mr. Mesazos.  Accordingly, Mr. Mesazos may be deemed to beneficially own such additional 5,844,000 shares.  Mr. Mesazos, however, disclaims beneficial ownership of such Ordinary Shares.

(4)

Mr. Vassilikos was issued such 250,000 Ordinary Shares in connection with his service as an advisor to the Company.

(5)

The address for Mr. Clancy  is Tenarou, 49, PO Box 73050, Ano Glyfada, 165 62 Greece.  Includes 150,000 Ordinary Shares issued to such person in connection with his providing advisory services to the Company.

(6)

Mr. Moschopoulos was issued the Ordinary Shares as consideration for his Target Shares.

(7)

Haris Mesazos was issued the Ordinary Shares as consideration for his Target Shares.

(8)

Kostas Mesazos was issued the Ordinary Shares as consideration for his Target Shares.

(9)

This figure consists of (i) 982,639 Ordinary Shares held by AAF (ii) the 1,666,667 Ordinary Shares purchased by AAF in the Offering, and (iii) the 1,666,667 Warrant Shares.  AAI is the general manager of AAF.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

Acquisition Agreement

Pursuant to the Acquisition Agreement, the Company issued the 1,623,333 Acquisition Shares to the Sellers in exchange for all of the issued and outstanding Target Shares, resulting in the Target becoming a wholly owned subsidiary of the Company.  Each such Acquisition Share converts automatically upon the later to occur of the effective date of the Consolidation or the Amendment into ten (10) Ordinary Shares.

The Acquisition Shares issued in the Acquisition were issued pursuant to the exemptions from the registration requirements of the Securities Act provided under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder and/or Regulation S of the Securities Act.

The identity of the Sellers and the number of Acquisition Shares (including the portion thereof placed into escrow pursuant to the Make Good Escrow Agreement) they acquired in the Acquisition is set forth below:

Seller	Number of Acquisition Shares Received	Acquisition Shares Placed into Escrow	Number of Ordinary Shares the Acquisition Shares Convert Into
1. Stavros X. Mesazos	665,567	242,260	6,655,670
2. Haris Mesazos	292,200	108,114	2,922,000
3. Kostas Mesazos	292,200	108,114	2,922,000
4. Aglomar Ltd.	81,167	30,032	811,670
5. Avesan Ltd.	81,167	30,032	811,670
6. Kostas Moschopoulos	97,400	36,038	974,000
7. Northamco Holdings Ltd.	56,817	21,023	568,170
8. Molbroke Marketing Ltd.	56,817	21,023	568,170
TOTAL	1,623,333	600,636	16,233,330

Purchase Agreement

In the Offering, pursuant to the Purchase Agreement, the Company sold 1,666,667 Ordinary Shares to AAF at a purchase price of $1.50 per Ordinary Share, for aggregate gross proceeds of $2,500,000.  As part of the Offering, the Purchaser was issued certain Warrants.  The Ordinary Shares sold in the Offering were issued pursuant to the exemptions from the registration requirements of the Securities Act provided under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder and/or Regulation S of the Securities Act.

The Purchaser represented that it was an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the

Securities Act.  The Company relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and/or Regulation S of the Securities Act for the issuance of these securities.

The foregoing description of the issuance of unregistered equity securities in connection with the Acquisition and the Offering does not purport to be complete and is qualified in its entirety by reference to Item 1.01 above and to the complete text of the Acquisition Agreement filed as Exhibit 2.1 and the Purchase Agreement filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Description of Securities

Ordinary Shares

Holders of Ordinary Shares are entitled to one (1) vote for each Ordinary Share held at all meetings of stockholders (and written actions in lieu of meetings). Dividends may be declared and paid on Ordinary Shares from funds lawfully available therefor as, if and when determined by the Company’s board of directors and subject to any preferential rights of any then outstanding Preference Shares.  The Company does not intend to pay cash dividends on its Ordinary Shares. Upon the voluntary or involuntary liquidation, sale, merger, consolidation, dissolution or winding up of the Company, holders of Ordinary Shares will be entitled to receive all of the Company’s assets available for distribution to stockholders, subject to any preferential rights of any then outstanding Preference shares.  The Ordinary Shares are not redeemable.

Preference Shares

The Board of Directors is authorized to issue from time to time, subject to any limitation prescribed by law, without stockholder approval, up to 20 million blank check Preference Shares in one or more classes. Preference Shares will have such designations, preferences, voting powers, qualifications and special or relative rights or privileges as determined by the Board of Directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights.  Following the Acquisition Closing, the Consolidation, the Amendment and the AAF Transactions, there will be no more Preference Shares issued and outstanding.

ITEM 5.01

CHANGE IN CONTROL OF REGISTRANT

Prior to the consummation of the Acquisition, Frank DeLape resigned as the Company’s Executive Chairman.  Joseph Clancy remained a member of the Board of Directors of the Company subsequent to the Acquisition Closing, at which time Mr. Mesazos became the Executive Chairman as well as the Chief Operating Officer of the Company and Dimitrios Vassilikos was appointed as its Chief Executive Officer.  The Company will appoint Rizos Krikis (its current Chief Financial Officer), Mr. Vassilikos and Kostas Moschopoulos to its Board of Directors as soon as reasonably practicable after the Effective Date.  The actions to be taken subsequent to the Effective Date, viewed together with the transactions related to the Acquisition, constitute a “change in control” of the Registrant.

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The information contained in Item 5.01 above is incorporated by reference herein in its entirety.

To the best of the Company’s knowledge, except as set forth below, the incoming directors are not currently directors, do not hold any position with the Company and have not been involved in any transactions with the Company or any of its directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC. To the best of the Company’s knowledge, the designees have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, have not been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading “Directors and Executive Officers, Promoters and Control Persons” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 8.01

OTHER EVENTS

Consolidation of the Ordinary Shares

In connection with the Acquisition, the Company agreed to effectuate the Consolidation as soon as reasonably practical following the Acquisition Closing Date.  In the Consolidation, the Ordinary Shares of the Company will be consolidated at the rate of approximately 5.4 Ordinary Shares into 1 Ordinary Share.

The Amendment of the Charter Documents

Immediately after the Consolidation, the Company will amend its charter documents to (i) increase its authorized Ordinary Shares to 100,000,000 Ordinary Shares, par value $0.003456 per Ordinary Share, and (ii) change its name to “Hellenic Solutions, Inc.” (collectively, the “Amendment”).  The Amendment will, pursuant to the company law of the Cayman Islands, require the approval of a majority of the Company’s issued and outstanding Ordinary Shares.

Redemption of AAF A Shares

Immediately prior to the consummation of the Acquisition, the Company determined to redeem for cash 450,000 of the A Shares then held by AAF, as permitted by the Certificate of Designation of the A Shares (the “Redemption”).

Conversion of AAF A Shares

Immediately prior to the consummation of the Acquisition, AAF requested that the Company permit it to convert 175,001 of its A Shares into 1,050,000 Ordinary Shares (the “AAF Conversion”).  The Company agreed to AAF’s request, and in consideration for the surrender to it of all of AAF’s rights, title and interest in and to such 175,001 A Shares, issued to AAF 1,050,000 Ordinary Shares.  As a result of the Consolidation, these 1,050,000 Ordinary Shares were consolidated into approximately 194,446 Ordinary Shares.

Cancellation of AAF A Shares

Immediately prior to the consummation of the Acquisition, the Company requested that AAF agree to the cancellation of its remaining 350,000 A Shares held thereby (the “Cancellation,” and with the Redemption and AAF Conversion, the “AAF Transactions”).  AAF agreed to the Company’s request and surrendered for cancellation all rights, title and interest in and to such 350,000 A Shares.

Subsequent to the Acquisition Closing Date, after giving effect to the Initial Purchase Closing, the Consolidation and the Conversion as well as the AAF Transactions described immediately above, the number of issued and outstanding Ordinary Shares of the Company was 19,799,997, consisting of: (i) the 16,233,330 Ordinary Shares held by the Sellers; (ii) the 1,900,000 Ordinary Shares held by the present stockholders of the Company, and (iii) the 1,666,667 Ordinary Shares held by the Purchaser.  The foregoing excludes the Warrant Shares.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)          Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), the (i) unaudited financial statements of Target for the nine-month period ended September 30, 2009 and 2008 and (ii) audited financial statements of Target for the fiscal year ended December 31, 2008, are filed with this Current Report on Form 8-K.

(b)          Pro Forma Financial Information. In accordance with Item 9.01(b), the pro forma financial statements are furnished with this Current Report on Form 8-K.

(c)          Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.

Description

2.1

Form of Acquisition Agreement by and among the Registrant, Temhka, S.A and the other signatories thereto *

4.1

Form of Make Good Escrow Agreement by and among the Registrant, Sellers and the Purchaser *

4.2

Form of Voting Agreement by and among by and among the Registrant and the Sellers

4.3

Form of Securities Purchase Agreement by and among the Registrant and the Purchaser *

4.4

Form of Registration Rights Agreement by and among the Registrant and the Purchaser *

99.1

Audited financial statements of the Registrant for the fiscal year ended on December 31, 2008 and unaudited financial statements for the nine months ended September 30, 2009 (**)

*

Filed herewith

**

Incorporated herein by reference from the Company’s 10-K and10-Q filings dated May 4, 2009 and November 19, 2009, respectively.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 16, 2010

AEGEAN EARTH AND MARINE CORPORATION

By:	/s/ Joseph Clancy
Name:	Joseph Clancy
Title:	Sole Director